                                   EXHIBIT 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               INTRUSION.COM, INC.

                                      INTO

                               ODS NETWORKS, INC.


                     ODS Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), under and in accordance with Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

                     FIRST: That the Corporation was incorporated pursuant to the DGCL on August 30, 1995 under the name of "Optical Data Systems, Inc."

                     SECOND: That the Corporation owns 100% of the outstanding shares of each class of capital stock of Intrusion.com, Inc., which was incorporated pursuant to the DGCL on February 21, 2000 ("INTRUSION").

                     THIRD: That the Board of Directors of the Corporation (the "BOARD") has, pursuant to resolutions duly adopted at a telephonic meeting of the Board dated April 17 , 2000 and filed with the minutes of the Board, authorized and approved the merger of Intrusion with and into the Corporation (the "MERGER"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof. A true and correct copy of such resolutions are attached hereto as EXHIBIT A.

                     FIFTH: That the Corporation shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION").

                     SIXTH: That the Merger shall be effective on June 1, 2000 at 8:00 a.m., Eastern Standard Time.

                     SEVENTH: That the Certificate of Incorporation of the Corporation, as amended and in effect on the date hereof, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that at the effective time of the Merger, Article One of the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows: "The name of the corporation is Intrusion.com, Inc." The Surviving Corporation's Certificate of Incorporation, as amended hereby, is restated as shown in EXHIBIT B attached hereto.

                     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger on behalf of the Corporation on May 15, 2000.



                                         ODS NETWORKS, INC.



                                            /s/ JAY R. WIDDIG
                                         -----------------------------------
                                         Jay Widdig, Chief Financial Officer